UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007 (December 3, 2007)

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer, Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2007, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), entered into an amendment (the “First Amendment”) to its Second Amended and Restated Credit Agreement, dated April 26, 2007, to increase the aggregate revolving credit commitment of the lenders from $62 million to $90 million. In addition, the First Amendment (i) permits the Company to request an additional increase in the aggregate revolving credit commitment of up to $35 million in the future, (ii) increases the Company’s capital expenditure limitations for 2007 and 2008, (iii) allows the Company to use a portion of the credit facility to fund capital expenditures for its international drilling subsidiary in Argentina, DLS Drilling, Logistics & Services Corporation (“DLS”) and (iv) allows certain borrowings by DLS to fund its capital expenditures.

The foregoing description is not complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2007, the Company entered into a new employment agreement (the “Agreement”) with Theodore F. Pound III, General Counsel and Secretary of the Company.  The term of the Agreement is for three years. Pursuant to the Agreement, Mr. Pound is entitled to an annual base salary of $250,000 and will be eligible for an annual incentive bonus up to a maximum of 50% of his base salary. Under the Agreement, Mr. Pound will also receive a $1,000 monthly car allowance.

If Mr. Pound’s employment is terminated without Cause (as defined in the Agreement) or if he resigns within a six month period of being Constructively Terminated (as defined in the Agreement), he will receive (i) severance payments for the lesser of one year following termination of his employment or the remaining term of the Agreement at his then current salary, (ii) compensation for accrued, unused vacation as of the date of termination and (iii) any further compensation that may be provided by the terms of any benefit plans in which he participates and the terms of any outstanding equity grants.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated December 3, 2007, among Allis-Chalmers Energy Inc., the Guarantors party thereto, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.2	Employment Agreement, dated December 3, 2007, by and between Allis-Chalmers Energy Inc. and Theodore F. Pound III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY, INC.

By:   /s/ Theodore F. Pound III
Name:   Theodore F. Pound III
Title:     General Counsel and Secretary

Dated: December 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated December 3, 2007, among Allis-Chalmers Energy Inc., the Guarantors party thereto, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.2	Employment Agreement, dated December 3, 2007, by and between Allis-Chalmers Energy Inc. and Theodore F. Pound III.